UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 14, 2010

UNICO, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.  Securities and Trading Markets

ITEM 3.02.  Unregistered Sales of Equity Securities.

In the last Form 10-Q quarterly report of Unico, Incorporated (“Unico”) filed on January 14, 2010, Unico stated that as of January 12, 2010 it had 1,218,000,643 shares of its common stock, $0.001 par value per share, issued and outstanding.  Since then, Unico has had the following sales of unregistered securities:

(1)

   48,200,000 shares on January 13, 2010;

(2)

   53,333,333 shares on January 14, 2010;

(3)

   48,300,000 shares on January 15, 2010;

(4)

   51,391,667 shares on January 19, 2010;

(5)

   75,000,000 shares on January 22, 2010;

(6)

   51,000,000 shares on January 25, 2010;

(7)

   62,500,000 shares on January 26, 2010;

(8)

   50,000,000 shares on January 27, 2010;

(9)

   49,000,000 shares on January 28, 2010;

(10)

 99,500,000 shares on January 29, 2010;

(11)

 87,500,000 shares on February 1, 2010;

(12)

 49,400,000 shares on February 2, 2010;

(13)

 80,000,000 shares on February 3, 2010;

(14)

 83,333,333 shares on February 5, 2010;

(15)

 49,900,000 shares on February 8, 2010;

(16)

 52,000,000 shares on February 9, 2010;

(17)

 175,500,000 shares on February 10, 2010;

(18)

 96,000,000 shares on February 12, 2010;

(19)

 97,000,000 shares on February 16, 2010;

(20)

 115,000,000 shares on February 19, 2010;

(21)

 110,000,000 shares on February 22, 2010;

All of the shares in the twenty one (21) stock issuances described above were issued to holders of convertible debentures of Unico, and they acquired the shares through converting amounts due and owing under the convertible debentures held by them at a conversion price equal to 50% of the bid price of Unico’s common stock on each date of conversion.  There were no underwriting discounts or commissions paid in connection with the conversion of securities.

In each transaction, Unico relied upon Section 4(2) of the Securities Act of 1933 for transactions not involving any public offering, in issuing the shares.  The shares issued in each transaction are restricted securities for purposes of Rule 144, except to the extent that such securities could be issued without a restricted legend in reliance upon Rule 144(b)(1).

Following the issuance of shares of Unico’s common stock described above, Unico has a total of 2,801,858,976 shares of its common stock issued and outstanding as of February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: February 22, 2010

/s/ Mark A. Lopez

Mark A. Lopez, Chief Executive Officer

SEC/1056.1

3